Exhibit 10.8
QUOVADX, INC.
Executive Management
Transaction Bonus Plan
As Approved by its Compensation Committee and
Adopted by its Board of Directors effective August 31, 2006
1. PURPOSE
The purpose of this Plan is to provide incentives for eligible key executives of the Company to complete the sale of the Company or any of the operating divisions of the Company.
2. DEFINITIONS
Unless the context otherwise requires, the words which follow shall have the following meaning:
Plan — This Transaction Bonus Plan for eligible key executives.
Division — An organizational unit, i.e., business product units.
Board — Board of Directors of the Company.
Bonus Pool — The amount allocated for payment under this Plan as described in Section 5.
CEO — Chief Executive Officer of the Company
Compensation Committee of the Board (CCB) — Committee appointed by the Board to administer executive compensation plans of the Company.
Corporate — The organizational unit of the Company that provides shared accounting, finance, legal, HR, IS, marketing and other corporate services for all divisions of the Company.
Company — Quovadx, Inc.
Participant — Any key executive employee of the Company selected by the CCB to receive a cash bonus in accordance with this Plan.
Sale — any transaction that is a (i) a Change in Control (as defined in the Company’s 2006 Equity Incentive Plan) or (ii) a sale of a Division.
Sale Price — the gross consideration received by the Company in the case of a Sale of assets, or received by its stockholders, in each case before taking into account the Bonus Pool allocation,
3. ADMINISTRATION AND INTERPRETATION OF THE PLAN
The CCB shall have the power to, (i) approve eligible Participants, (ii) recommend for approval payments under the Plan, (iii) amend the Plan as necessary to accommodate changes in the US tax code and regulations, (iv) delegate administrative management as appropriate and (v) make all other determinations and take all other actions necessary or desirable for the Plan’s administration. The CCB approves and reports the final results to the Board as appropriate.
The decision of the CCB on any question concerning the interpretation and administration of the Plan shall be final and conclusive. The CCB’s determinations may differ in the CCB’s sole discretion between different Participants, irrespective of whether they are similarly situated. Nothing in the Plan shall give any employee, his/her legal representative or assigns, any right to a bonus or otherwise to participate in the Plan except as the CCB may determine.
4. ELIGIBLE PARTICIPANTS
Participants will be those persons listed on Schedule A and any other Participants selected by the CCB or the Board as being in the position to have a significant impact on any Sale.
5. AWARDS AND DETERMINATION OF INCENTIVE COMPENSATION AWARDS
The Bonus Pool, an amount equal to 1.7% of any Sale Price, subject to increases as provided in Schedule A, shall be allocated among the Participants according to Schedule A.
Unless such Participant is terminated for Cause (as such term is defined in each Participant’s employment agreement with the Company), each Participant shall become entitled to a bonus under this Plan if he or she is employed by the Company within one (1) month period prior to the execution of an agreement that results in a Sale.
6. PAYMENT OF INCENTIVE COMPENSATION AWARDS
Bonuses awarded under this Plan will be paid no later than thirty (30) days after the consummation of a Sale.
7. TRUST ARRANGEMENT; TRUST AGREEMENT
All benefits under the Plan shall be paid by the Company. The Plan shall be unfunded and the benefits hereunder shall be paid only from the general assets of the Company; provided, however, nothing herein shall prevent or prohibit the Company from establishing a trust or any other arrangement for the purpose of providing for the payment of the benefits payable under the Plan.
8. NON-ASSIGNABILITY
No bonus awarded under this Plan nor any right or benefit under this Plan shall be subject to anticipation, alienation, sale, assignment, pledge, encumbrance or charge, and any attempt to anticipate, alienate, sell, assign, pledge, encumber or charge the same shall be void and shall not be recognized or given effect by the Company.
9. NO RIGHT TO EMPLOYMENT
Nothing in the Plan, or in any notice of award pursuant to the Plan, shall confer upon any person the right to continue in the employment of the Company, nor affect the Company’s right to terminate the employment of any person.
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10. TAXES
To the extent required by law, the Company shall withhold any federal, state or local taxes from payments made under this Plan, including but not limited to social security (FICA) taxes.
11. TERMINATION
This Plan shall terminate on the later of (i) March 2, 2008 or (ii) completion of the payment of all bonuses that become payable hereunder with respect to a Sale to the extent an agreement that results in a Sale has been executed prior to March 2, 2008.
12. MISCELLANEOUS
a.	If any provision of this Plan shall be determined to be void by any court of competent jurisdiction, then such determination shall not affect any other provision of this Plan, all of which shall remain in full force and effect.

b.	This Plan shall be construed and enforced in accordance with the laws of the State of Colorado without regard to the choice of law provisions thereof.

c.	Whenever the context may require, any pronouns used in this Plan shall include the corresponding masculine, feminine or neuter forms, and the singular forms of nouns and pronouns shall include the plural, and vice versa.
APPROVAL:

By:	/s/ Charles J. Roesslein Chair, Compensation Committee of the Board of Directors
Quovadx, Inc.

Date:	August 29, 2006
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